UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Eleven Biotherapeutics, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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August 5, 2016

***IMPORTANT REMINDER: PLEASE VOTE TODAY***

Dear Stockholder:

We have previously mailed you information relative to the Special Meeting of Stockholders of Eleven Biotherapeutics, Inc. to be held on August 15, 2016.

According to our latest records, we have not yet received your vote. The Special Meeting is only a short time away, and therefore it is important that you vote the enclosed proxy card today. The proxy statement contains disclosure information about the proposal(s) for which votes or voting instructions have been solicited.

Only your active vote will ensure that your shares will be represented at the meeting in accordance with your desires.

Your vote is very important no matter how many shares you own.

You may view the meeting documents and vote online today using the Control

Number that appears on the enclosed proxy card.

Please sign and date the enclosed proxy card (or follow the telephone & internet instructions) today. In the event that more than one vote is received from you, only the one bearing the latest date will be counted, as it automatically revokes all prior proxies.

Thank you for your cooperation and continued support.

Sincerely,

Daniel S. Lynch Chairman of the Board of Directors	Abbie C. Celniker, Ph.D. Chief Executive Officer, Director

*** Please Vote Today***

215 First Street, Suite 400, Cambridge, MA 02142	PHONE: 617-871-9911 FAX: 617-858-0911